Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE
NEW YORK 10036-6522

TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com
September 4, 2019
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, California 92821

Re:	Envista Holdings Corporation
Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as special United States counsel to Danaher Corporation, a Delaware corporation (“Danaher”), in connection with the initial public offering by Envista Holdings Corporation, a Delaware corporation (the “Company”), of up to 30,783,200 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (including up to 4,015,200 shares of Common Stock subject to an over-allotment option) (the “Shares”).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-1 (File No. 333-232758) of the Company relating to the Shares filed on July 22, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, Pre-Effective Amendment No. 1 thereto filed on August 12, 2019 and Pre-Effective Amendment No. 2 thereto filed on August 30, 2019, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);
(b)the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into between the Company and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters

Envista Holdings Corporation
September 4, 2019

named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement;
(c)an executed copy of a certificate of Amir Aghdaei, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(d)a copy of the Company’s Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of September 3, 2019, and certified pursuant to the Secretary’s Certificate;
(e)the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the closing of the offering of Common Stock and filed as Exhibit 3.1 to the Registration Statement;
(f)a copy of the Company’s Bylaws, as in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;
(g)the form of the Company’s Amended and Restated Bylaws, to be in effect immediately prior to the closing of the offering of Common Stock and filed as Exhibit 3.2 to the Registration Statement; and
(h)a copy of certain resolutions of the Board of Directors of the Company, adopted on August 30, 2019, and the form of resolutions of the Pricing Committee thereof and the form of resolutions of the sole stockholder of the Company to be adopted prior to the closing of the offering of Common Stock, each certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.
In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Underwriting Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Envista Holdings Corporation
September 4, 2019

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Amended and Restated Certificate of Incorporation of the Company has been filed with the Secretary of State of the State of Delaware and has become effective and the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt the Company’s Amended and Restated Bylaws and to approve the issuance and sale of Common Stock and related matters, including the price per share of Common Stock; and (iv) the Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors, the Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per Share. In rendering the foregoing opinion, we have assumed that the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or those agreements or instruments which are listed in Part II of the Registration Statement expressed to be governed by the laws of the State of New York).
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
TWG